INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Center Bancorp Inc.:

We consent to the incorporation by reference in the Registration Statement
No. 33-72176 on Form S-8 and Registration Statement No. 33-72178 on Form S-3 of Center Bancorp Inc. of our report dated January 31, 1996, relating to the consolidated statements of condition of Center Bancorp Inc. as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Center Bancorp Inc.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994 and accounting for income taxes in 1993.


                                                   /s/ KPMG PEAT MARWICK LLP
                                                   ----------------------------
                                                       KPMG Peat Marwick LLP

Short Hills, New Jersey
March 25, 1996